UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MICS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On June 13, 2022, BitNile Holdings, Inc. (“BitNile”), a Delaware corporation, Digital Power Lending, LLC (“Digital Power Lending”), a California limited liability company and subsidiary of BitNile, and Milton C. Ault, III (“Mr. Ault”), Founder and Executive Chairman of BitNile (collectively the “Reporting Persons”) filed a joint Schedule 13D filing (the “Schedule 13D”) reporting that the Reporting Persons acquired, in the aggregate, 52.8% of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) of The Singing Machine Company, Inc. (the “Company”), through open market purchases.

The Schedule 13D reported that Digital Power Lending beneficially owns and BitNile and Mr. Ault may be deemed to beneficially own an aggregate of 1,405,000 shares of the Common Stock (the “Shares”), or approximately 52.8% of the outstanding shares of Common Stock. The Schedule 13D also reported that the aggregate purchase price for the Shares purchased by Digital Power Lending as of the date of the filing is approximately $6,832,385.91 and the source of funding for the purchase of the Shares by Digital Power Lending was its working capital.

On June 16, 2022, the Reporting Persons filed an amendment to Schedule 13D (the “Amendment No. 1”). The Amendment No.1 reported additional transactions by the Reporting Persons since the filing of the original Schedule 13D and reported that the number of Shares beneficially owned by the Reporting Persons increased to 1,502,482 (“Total Shares”), or approximately 56.5% of the outstanding shares of Common stock. The Amendment No.1 disclosed that the aggregate purchase price for the additional shares purchased by Digital Power Lending as of the date of the Amendment is approximately $587,023.01. The Amendment No. 1 disclosed that, consequently, as of the date of the Amendment No.1, Digital Power Lending expended an aggregate of $7,419,408.92 for the purchase of the Total Shares and the source of funding for the purchase of the Total Shares by Digital Lending was its working capital.

As these purchases were made in the open market, control of the Company was not assumed from a particular person or group of persons. The Schedule 13D reported “Mr. Ault expresses an interest in adding one or more shareholder representatives to the Issuer’s board of directors.” Other than the foregoing, the Company is not aware of any arrangement or understanding between or among BitNile, Digital Power Lending and Mr. Ault or any of their respective associates with respect to election of directors of the Company or other matters.

The Company is not aware of any arrangements that would result in change of control of the Company, other than the change of control reported above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2022

THE SINGING MACHINE, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer